UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

BLACKSKY TECHNOLOGY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2411 Dulles Corner Park, Suite 300
Herndon, Virginia 20171
(703) 935-1930

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 10, 2026

EXPLANATORY NOTE

On July 23, 2026, BlackSky Technology Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on Thursday, September 10, 2026 at 1:00 p.m., Eastern time. As previously disclosed, the board of directors of the Company has fixed the close of business on July 16, 2026, as the record date (the “Record Date”) for determining stockholders entitled to vote at the Special Meeting and at any adjournment(s) or postponement(s) thereof. Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) without definition have the same meanings as set forth in the Proxy Statement.

This Supplement is being filed to correct an inadvertent error in the number of shares of our common stock reported as outstanding as of the Record Date on page 2 of the Proxy Statement. On page 2 thereof, the Proxy Statement previously stated that there were 40,921,626 shares of our common stock outstanding, when there were 40,924,846 shares of our common stock outstanding as of the Record Date. This change solely affects the disclosure as related to such shares of common stock outstanding as of the Record Date as reported on page 2 of the Proxy Statement.

This Supplement should be read in conjunction with the Proxy Statement. Stockholders are urged to read the Proxy Statement and this Supplement carefully in their entirety before voting. Except as specifically amended or supplemented by the information contained herein, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. This correction does not affect any of the proposals to be presented at the Annual Meeting, the recommendations of the Company’s Board of Directors with respect to those proposals, or any of the ownership or voting information presented in the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote.

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The following text replaces, in its entirety, the text on page 2 of the Proxy Statement appearing below “Who is entitled to vote at the annual meeting?”

Holders of our common stock as of the close of business on July 16, 2026, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 40,924,846 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”